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Exhibit 10.2


                                   AGREEMENT

                       Drawn up and signed 16 March 1999

         BETWEEN:   Orlite Industries (1959) Ltd. of 2 Ben Gurion St., Nes Ziona

                              (hereinafter: Orlite)

         AND:       Export Erez Ltd. of Nes Ziona Industrial Zone, Erez Border
                    Crossing

                               (hereinafter: Erez)

         WHEREAS    Orlite is engaged, among other things, in the production of helmets and it has know-how and reputation in this field (hereinafter: field of business);

         AND WHEREAS: Erez has know-how of the production of textiles, mainly military textiles;

         AND WHEREAS: the parties wish to cooperate in various projects in the field of business for overseas bodies;

         AND WHEREAS: for the purpose of joint activity the parties have agreed to draw up an agreement and for this purpose they have agreed to establish a limited partnership;

         AND WHEREAS: the parties wish to determine and to define the nature of the legal relationship between them in the framework of the provisions of this agreement;

         Therefore the parties have stipulated, agreed and declared as follows:

General

         1.1. The preamble and attachments to this agreement form an integral part of it.

         1.2. The headings of the articles of this agreement are for purposes of convenience only and are not to be considered when interpreting the agreement.

2. Declarations of the parties: Each of the parties declares and confirms that:


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Exhibit 10.2


         2.1. For its part there is nothing to prevent or limit it according to any law and/or agreement and/or any other cause from entering into and executing this agreement.

         2.2. The relationship according to this agreement, and performance of all obligations arising out of it have been approved by all the authorized bodies and no further consent or approval is required for the purposes of signing this agreement and carrying out the obligations arising out of it.

         2.3. It has the necessary personnel, infrastructure, production capacity and equipment in order to perform all its obligations under this agreement, and any approvals and/or licenses required, if required, and it fulfills all the necessary legal requirements for the performance of its obligations under this agreement.

3.       Setting up the limited partnership

         3.1. The parties hereby unite in a limited partnership subject to the conditions described in this agreement.

         3.2. The name of the limited partnership will be: Erez - Light, or any other name approved by the Registrar of Partnerships on application by the parties (heretofore and hereinafter: the limited partnership).

         3.3. Erez will be the general partner in the limited partnership (hereinafter: the general partner) and Orlite will be the limited partner in the limited partnership (hereinafter: the limited partner).

         3.4. The provisions of this agreement comprise the regulations of the limited partnership, and any change in this agreement is equivalent to a change in the regulations of the limited partnership.

         3.5. As soon after the signing of this agreement as possible, the parties will prepare and submit all the documents required to register the limited partnership. The parties undertake to sign any document that may be required for the purposes of registering the limited partnership with the Registrar of Partnerships.


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Exhibit 10.2


4. The shares of the parties in the limited partnership: The share of each of the partners in the limited partnership - and without limiting and/or detracting from the generality of the above, including its capital, assets, reputation and profits, will be as follows:

                    a.   Party A - Orlite:             50%
                    b.   Party B - Erez:               50%

5.       Aims of the limited partnership and areas of its business activity

         5.1.     The aims of the limited partnership will be as follows:

                  5.1.1. Executing various projects concerning the manufacture and marketing of helmets for overseas customers.

                  5.1.2. Executing various projects as decided by the limited partnership.

                  5.1.3. Forming a legal association for all legal intents and purposes.

         5.2. Without limiting and/or detracting from the generality of the provisions of 5.1 above, the limited partnership may execute the following: enter into contracts, borrow moneys from any banking organization in Israel and/or from any person or group of persons, to purchase and/or to hire equipment and/or means of any kind required in the performance of its activities, to employ trained staff and/or sub contractors and/or employees - insofar as such activities, wholly or in part, are required for the performance of the business activities of the limited partnership.

         5.3. The parties hereby agree that the limited partnership will be forbidden to enter into relationships, directly or indirectly, with customers in Israel, including the Defense Establishment, and will be forbidden to manufacture for the IDF and the Military helmets of any kind whatsoever.

6.       Management of the limited partnership:

         6.1. The affairs of the limited partnership will be managed according to the instructions and under the supervision of the board of the limited partnership (hereinafter: the board). The board will appoint 3 members (hereinafter: the members), unless the partners decide otherwise.

         6.2. Erez may appoint two of the board members. The third member who will be appointed chairman of the board, will be appointed by Erez from a list of names drawn up by


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Exhibit 10.2


                  Orlite. The chairman will have no additional casting vote in any vote held by the board of the limited partnership.

         6.3. Orlite may appoint an observer who will be present at all board meetings, but will not participate in voting sessions held there (hereinafter: the observer).

         6.4. The board will meet regularly to conduct the affairs of the limited partnership, at least once every two months.

         6.5. A legal quorum at board meetings will be at least two members, of whom one will be the chairman, or any two members plus the observer.

         6.6. The board will adopt resolutions by a majority of votes of the members present at a meeting where there is a legal quorum and when notification of such meeting was received at least 7 days in advance.

         6.7. Notwithstanding the above, resolutions concerning the following issues will require prior written consent from Orlite and will not be valid without receipt of such approval:

                  6.7.1.   Bringing a new member into the limited partnership.

                  6.7.2. Using money and/or assets of the limited partnership or using its credit otherwise than for the business of the limited partnership.

                  6.7.3. Creating liens in favor of a third party, including a partial lien of a partner.

                  6.7.4. Acquiring and/or realizing assets of the limited partnership.

                  6.7.5.   Changing the purposes of the limited partnership.

                  6.7.6.   Changing the form of the association.

                  6.7.7.   Distribution of profits.

                  6.7.8. Creating an obligation or investment of the limited partnership in an amount greater than $5,000.

         6.8. Erez will propose a person to be appointed as manager of the limited partnership, and who will be responsible, among other things, for the daily management of the limited partnership, for marketing and purchasing. Orlite may require the replacement of the


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Exhibit 10.2


                  manager for reasonable cause of failure in his job. The first manager of the limited partnership will be Mr. Yosef Postbinder.

7.       Business plan

         7.1. The basis for the business activity of the limited partnership will be a business plan to be prepared by the board of the limited partnership and approved by the limited partnership.

         7.2. On the basis of the business plan, the limited partnership will prepare annual budgets and detailed activity budgets, including cash flow, to act as the basis of the business activity of the limited partnership.

8.       Undertakings of the parties

         8.1. On signing this agreement, each of the parties will place at the disposal of the limited partnership equipment as specified in Attachment A to this agreement. After a period of two years from the signing of this agreement, the limited partnership will purchase the above equipment from the side that provided it for payment of its value as determined by an assessor to be appointed with the agreement of the parties.

         8.2. Erez will place at the disposal of the limited partnership production staff as required for the activities of the limited partnership and will supervise their work. In return for the production staff to be provided by Erez as stated, the limited partnership will reimburse Erez for the cost of these employees, including the generally accepted social benefits provided by Erez.

         8.3. The limited partnership will conduct its activities in the offices of Erez and will receive from it office services, free of charge. The office services will include, among other things, allocation of rooms for the activities of the limited partnership. In return for office equipment to be supplied by Erez and for book-keeping, post, telephone and other such services, the limited partnership will pay Erez sums to be agreed between the parties.


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Exhibit 10.2


         8.4. In return for the use of production space placed at the disposal of the limited partnership by Erez, the limited partnership will pay Erez a sum to be agreed between the parties, based on the usual price per square meter in Erez Industrial Zone.

         8.5. Erez will bear the costs of the ongoing management of the limited partnership, marketing costs and costs of maintaining the limited partnership's production line. Notwithstanding this provision, it is clarified that the limited partnership will bear any extraordinary costs involved in marketing and maintenance (such as participation in shows, producing brochures and repairing faults involving considerable sums).

         8.6. Orlite will allow the limited partnership to make use of its accumulated know-how in the area of helmet production and will provide the limited partnership, at is expense, with professional training, assistance and technical support on all aspects of the manufacture of the helmets. In addition, Orlite will be responsible for and will bear the costs of planning the production line to be set up by the limited partnership.

                  It is hereby agreed and clarified that all know-how relating to helmet production which will accumulate with the limited partnership and/or with the personnel supplied to the limited partnership by Erez is and will remain at all stages the exclusive property of Orlite. Erez and/or the limited partnership will not be entitled to make any use of this know-how except in the framework of this agreement. It is also agreed that this undertaking is fundamental to the agreement and will continue to be valid even if the agreement is terminated for any reason whatsoever.

         8.7. Planning the technical activities of the limited partnership and examining quotations submitted to the limited partnership will be carried out by both parties.

         8.8. The limited partnership will bear the cost of all payments to be paid to the sub contractors with which it works. The method of dividing between the parties the remaining costs of the limited partnership not expressly determined in this agreement will be decided between the parties.


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Exhibit 10.2


         8.9. Each of the parties will have the right of first refusal for executing certain works for the limited partnership and/or for supplying services to the limited partnership, whether directly or by means of an associate, at the discretion of that party and at a competitive price, and on condition that is offer is the best offer for the limited partnership according to the criteria and regulations to be determined by the parties, or at most, up to 10% higher than the price of other offers.

         8.10. If the limited partnership is interested in purchasing raw materials manufactured by Erez, Erez must supply these raw materials to the limited partnership at cost plus 10%. Erez will submit to Orlite, at Orlite's request, confirmation from an accountant concerning the cost prices of the said raw materials.

9.       Investments of the parties

         9.1. On its establishment, the limited partnership will open a bank account in a branch to be determined by the board.

         9.2. Any investment in the limited partnership will be effected by the parties according to the share of each party in the limited partnership, whether as an investment or as a loan, as decided by the board.

         9.3. On opening the account, each party will place at the disposal of the limited partnership the sum of NIS50,000 as owner's loans, linked to the consumer price index, to be repaid within two years.

         9.4. The parties and/or their employees will not be entitled to debit the limited partnership, to act in its name or to represent it in any way except according to the provisions of this agreement and/or with the explicit written and signed agreement of the parties. In the event that either of the parties or their representatives act in such a way as to cause a breach of the provisions of this clause, the party in breach will compensate the limited partnership or the other party for any damage or loss or expense arising out of such breach.

10.      Distribution of profits of the limited partnership:


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Exhibit 10.2


         10.1. The limited partnership will distribute, in each financial year in which the limited partnership has a profit, only after repayment of the owners' loans given to the limited partnership as provided in clause 9.3 above, all the distributable profits for that year, unless the parties agree otherwise.

         10.2. It is hereby clarified that the cost of manufacturing the helmets will be determined according to standard production times for helmets to be agreed between the parties, according to the actual cost of the raw materials used in helmet production and indirect and overhead costs as agreed between the parties. In the event of a disagreement between the parties on any matter relating to determination of helmet production costs, each of the sides may ask to have the matter referred for decision to the offices of Accountant Somech-Chaikin as sole final arbitrator, and his decision will be as binding on the parties as an arbitrator's decision. This arbitration will be subject to the provisions of the First Addition to the Law of Arbitration, 5728- 1968, but the arbitrator must decide according to the substantive law and laws of evidence, and must give reasons for his decision.

11.      Limited partners

         11.1. Any limited partners will not participate in the management of the limited partnership or in the management of its business and will not carry out any legal activity in the name of the limited partnership.

         11.2. Any limited partners will not be responsible for the debts of the limited partnership over and above the sums they invested in the limited partnership.

12. Terms of trust and honesty between the parties: The parties will be frank, open and loyal to each other, will give each other full and true information on all matters concerning the affairs of v and will avoid any action against the interests of the company and/or the interests and/or the good of the other party.

13. Duration of the limited partnership: The parties agree that the limited partnership between the parties is for an unlimited period.


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Exhibit 10.2


14. Confidentiality: The parties hereby undertake to preserve confidentiality and not to disclose or reveal in any way, to any person or other entity any information that it has or will have in its possession concerning the business of the limited partnership, its plans or the business of the other party, apart from information that is already public knowledge. Also, each party to this agreement undertakes to make every reasonable effort to prevent such information reaching third parties. This provision will not apply if one party is required to disclose such information to a qualified authority according to law. In such case, the disclosing party will inform the other party.

15.      No competition

         15.1. Erez undertakes for the period of activity of the limited partnership and for 3 years thereafter not to engage directly or indirectly in the field of business as defined in this agreement, except in the framework of the limited partnership, and in any similar and/or competing business and/or whose subject is the aims and business of the limited partnership and/or to establish and/or to be a partner in the establishment and/or active management of any entity whose purposes are the same as those of the limited partnership, as long as it is a limited partner in the limited partnership. Notwithstanding the above, Orlite declares that it does not intend to carry out export deals for helmets, apart from special cases (such as the export of UHMWPE helmets).

         15.2. In order to remove all doubt, it is hereby clarified that nothing in this agreement is intended to prevent Orlite engaging in the field of business and in any other activity that it may decide on outside the framework of the limited partnership.

16. Absence of employer- employee relationship: There is no employee-employer relationship between the staff supplied by Erez to the limited partnership and Orlite, and between each of the parties to this agreement and the other, or between either of the parties to this agreement and anyone employed by the other party to the agreement. Each of the parties is responsible for arranging all matters concerning the employee-employer relationship between it and its employees. If in spite of the foregoing,


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Exhibit 10.2


         and in opposition to the explicit intention of the parties, it is determined that Orlite is the employer of Erez employees or of anyone employed by the limited partnership or acting on its behalf in the performance of the agreement, Erez undertakes to compensate Orlite immediately for all costs and damages caused to Orlite for this reason.

17.      Dissolution of the limited partnership

         17.1. The limited partnership will be dissolved by a resolution adopted unanimously by all members of the board.

         17.2. Without detracting from the right of each party to any remedy according to this agreement or according to any law, it is agreed that each party may request the dissolution of the limited partnership and termination of this agreement in each of the following circumstances:

                  17.2.1. If foreclosure is imposed on the share in the limited partnership of one of the parties, and not canceled within 90 days.

                  17.2.2. If a liquidation order is given against one of the partners, or if one of the partners takes a decision of voluntary liquidation, unless such voluntary liquidation is for the purposes of re-organization.

         17.3. In the case of dissolution of the limited partnership the parties will work together to liquidate and divide the assets of the limited partnership in the most efficient way.

         17.4. The parties hereby agree that in the event of dissolution of the limited partnership as stated, the parties will act according to the following order of priorities:

                  17.4.1. The limited partnership will continue to exist for 3 months from the date of the dissolution decision.

                  17.4.2. A general and full accounting will be made of the assets, inventory, credits, debits and obligations of the limited partnership.


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Exhibit 10.2


                  17.4.3. The assets, equipment and inventory will be realized, subject to the provision that each party will have right of first refusal to purchase the equipment and inventory placed at the disposal of the limited partnership by the other party.

                  17.4.4. The debts will be paid, obligations will be released, and the costs of dissolving the limited partnership will be paid.

                  17.4.5. The limited partnership will repay loans given by the parties and/or either of them.

         17.5. Any balance remaining will be divided between the parties according to their share of the limited partnership.

18.      General

         18.1. Each party undertakes to indemnify the other party for any damage caused to it due to any action and/or omission contrary to the provisions of this agreement.

         18.2. The accountant of the limited partnership will be the Somech-Chaikin Accounting Offices or any other firm, as chosen by Orlite.

         18.3. All the costs of this agreement, including related documents, stamping and registration of the limited partnership at the Registrar of Partnerships will be borne by the partners in equal parts.

         18.4. Erez and/or the limited partner will act to obtain the "Sigat" permits required for producing the helmets.

         18.5. This agreement expresses the full agreement between the parties concerning the subjects and matters dealt with herein, and it replaces and cancels any exhibit, agreement, negotiation, procedure, memorandum, statements of principle, offers, summaries, letters of intention and/or undertakings, and any other document, unless specifically included in this agreement or its attachments, or adopted by or referred to in this agreement or its attachments.

         18.6. Any correction, change or addition to this agreement will only be valid when drawn up in writing and signed by all the parties to the agreement.


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Exhibit 10.2


         18.7. Any notification under this agreement will be in writing and delivered to its addressee in person or sent by registered mail to the address in the preamble to the agreement, and then will be considered to have reached its destination within 72 hours of being handed in for delivery.

         IN WITNESS WHEREOF, the parties have set their hands


Orlite Industries (1959) Ltd.                Export Erez Ltd.